UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 8, 2013

ALLISON TRANSMISSION HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35456	26-0414014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Allison Way, Indianapolis, Indiana	46222
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (317) 242-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 8, 2013, Allison Transmission Holdings, Inc. (the “Company”) held its annual meeting of stockholders. At the meeting, stockholders took the following actions:

•	elected three (3) directors for three-year terms ending at the 2016 annual meeting of stockholders (Proposal 1);

•	approved, on a non-binding, advisory basis, the compensation paid to the Company’s named executive officers as disclosed in the Company’s proxy statement (Proposal 2);

•	approved, on a non-binding, advisory basis, the holding of future advisory votes on the compensation paid to the Company’s named executive officers every three years (Proposal 3); and

•	ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2013 (Proposal 4).

The vote tabulation for each proposal follows:

Proposal 1 – Election of Directors.

Nominees	FOR	WITHHELD	BROKER NON-VOTES
David F. Denison	179,938,007	356,446	1,640,381
Gregory S. Ledford	175,706,624	4,587,829	1,640,381
Seth M. Mersky	175,695,902	4,598,551	1,640,381

Proposal 2 – Advisory Vote on Executive Compensation.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
173,203,152	6,885,151	206,150	1,640,381

Proposal 3 – Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation.

3 YEARS	2 YEARS	1 YEAR	ABSTAIN	BROKER NON-VOTES
157,457,300	14,024	22,816,797	6,332	1,640,381

In accordance with the Board of Directors’ recommendation and the voting results on this advisory proposal, the Board of Directors has determined that the Company will hold future advisory votes on the compensation paid to the Company’s named executive officers every three years until the next required advisory vote on the frequency of advisory votes on executive compensation, which will occur no later than the Company’s annual meeting of stockholders in 2019.

Proposal 4 – Ratification of Appointment of PwC.

FOR	AGAINST	ABSTAIN
181,924,919	6,908	3,007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allison Transmission Holdings, Inc.
Date: May 14, 2013
	By:	/s/ Eric C. Scroggins
	Name:	Eric C. Scroggins
	Title:	Vice President, General Counsel and Secretary